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                                                                     Exhibit 5.1

                      [LETTERHEAD OF EFRATI, GALILI & CO.]



November 28, 2001


I.I.S. Intelligent Information Systems Ltd.
Twins One Bldg
33 Jabotinsky Street
Ramat Gan 52511
Israel
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Dear Sirs,


Re: I.I.S. Intelligent Information Systems Ltd. - Registration Statement on Form
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    F-3
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We have acted as Israeli counsel for I.I.S. Intelligent Information Systems
Ltd., an Israeli corporation (the "Company"), in connection with the preparation and filing under the United States Securities Act of 1933, as amended of a registration statement on Form F-3 (the "Registration Statement") filed with the Securities and Exchange Commission in connection with 497,465 Ordinary Shares NIS 0.003 par value each (the "Shares") to be issued in connection with the conversion of convertible debentures issued by the Company (the "Debentures").

You have asked us to render our opinion as to the matters hereinafter set forth.

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                      [LETTERHEAD OF EFRATI, GALILI & CO.]



We have examined originals and copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of corporate officers and other representatives of the Company and other documents as we have deemed necessary as a basis for this opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued have been duly authorized for issuance and, upon conversion in accordance with the terms of the Debentures, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters" in the Registration Statement.


Very truly yours,

/s/ Efrati, Galili & Co.

Efrati, Galili & Co.

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